UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

Bluerock Multifamily Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

Bluerock Enhanced Multifamily Trust, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Advisory Agreement

On February 26, 2013, pursuant to a resolution approved by the Company’s Board of Directors, including its independent directors, the Company and the Company’s advisor, Bluerock Multifamily Advisor, LLC (the “Advisor”), agreed to amend the Second Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) to eliminate the payment of any internalization fee or origination fees in connection with investments in loans, payable to the Advisor.

Pursuant to the terms of the Amended Advisory Agreement, the Company was required to pay consideration to the Advisor, based on the valuation of the Advisor as determined by an independent investment banking firm (the “Internalization Fee”), in the event the Company elected to become a self-administered REIT by merging with the Advisor so as to internalize the management functions performed by the Advisor. Upon the recommendation of the Advisor, the Company and the Advisor agreed that it was in the best interests of the Company and its investors to eliminate the payment of the Internalization Fee.

Pursuant to the terms of the Amended Advisory Agreement, an origination fee (the “Origination Fee”) was to be paid by the Company to the Advisor as compensation for the Advisor’s investigation, selection, sourcing, due diligence and acquisition or origination of real estate-related loans. The Origination Fee for each such acquisition or origination was to be equal to 1.75% of the greater of (i) the amount funded by the Company to originate each real estate-related loan, or (ii) the purchase price of any real estate-related loan that the Company acquired, including third-party expenses. The Company no longer intends to invest in or originate real estate-related loans, and therefore the Company and the Advisor have agreed to amend the Amended Advisory Agreement to reflect that no Origination Fee is payable by the Company to the Advisor.

The Company, the Advisor and Bluerock Multifamily Holdings, L.P., the Company’s operating partnership, have entered into a Third Amended and Restated Advisory Agreement dated February 27, 2013, which reflects the elimination of the Origination Fee and the Internalization Fee.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Executive Officer

On February 26, 2013, the Board of Directors of the Company appointed Randy I. Anderson, Ph.D., age 45, to serve as the Chief Executive Officer of the Company, at the recommendation of R. Ramin Kamfar, the Chairman of the Board of the Company. Mr. Anderson was appointed Chief Executive Officer of the Company to serve in such capacity, effective February 26, 2013, until his successor is elected and qualifies or until his earlier death, resignation or removal. The appointment of Mr. Anderson as the Chief Executive Officer of the Company was not made pursuant to any arrangement or understanding between him and any other person.  In connection with Mr. Anderson’s appointment to Chief Executive Officer, R. Ramin Kamfar has stepped down as Chief Executive Officer of the Company effective February 26, 2013, but will remain in his position as the Chairman of the Board of the Company and will remain available to and assist Mr. Anderson in his role of Chief Executive Officer as needed.  Mr. Kamfar’s stepping down as Chief Executive Officer was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Dr. Anderson serves as the Chief Executive Officer for our Advisor.  He also serves as President of Bluerock Real Estate, L.L.C., which he joined in April 2012. Previously, Dr. Anderson was a founding partner of Franklin Square Capital Partners, which is a sponsor of alternative investment products, from March 2007 to December 2009. Prior to Franklin Square, Dr. Anderson served as the Chief Economist and a Division President for CNL Real Estate Advisors, which is a private investment management firm providing global real estate and alternative investment opportunities, from June 2005 to March 2007, as the Chief Economist and Director of Research for the Marcus and Millichap Company, which is a national commercial real estate brokerage firm specializing in real estate investment services, from June 2002 to June 2005 where he served on the Investment Committee, and as Vice President of Research at Prudential Real Estate Advisors, which is the real estate investment management business of Prudential Financial, Inc., from January 2001 to June 2002. Dr. Anderson also served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida where he directs the research and education institute until December 2012. He is the current editor of the Journal of Real Estate Portfolio Management, was awarded the Counselors of Real Estate designation, named a Kinnard Young Scholar by the American Real Estate Society, and named both a NAIOP Research Foundation Distinguished Fellow and a Homer Hoyt Institute Fellow. Dr. Anderson received his B.A. degree in Finance from North Central College in 1991 as a Presidential Scholar and holds a Ph.D. in Finance as a Presidential Fellow from the University of Alabama, where he graduated with highest distinction in 1996.

ITEM 8.01	OTHER EVENTS

Change of Corporate Name

Effective February 22, 2013, the Company changed its name from Bluerock Enhanced Multifamily Trust, Inc. to Bluerock Multifamily Growth REIT, Inc. The name change was effected pursuant to an amendment to the charter of the Company (the “Charter Amendment”), which was filed with the Maryland State Department of Assessments and Taxation on February 22, 2013. The Charter Amendment was duly approved by at least a majority of the Board of Directors of the Company, and was made without action by the stockholders of the Company pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Changes in Investment Objectives and Policies

On February 26, 2013, the Board of Directors of the Company authorized and approved the implementation by the Company of changes to the Company’s investment objectives and policies and its policy to provide liquidity to stockholders.

Class A Multifamily Allocation. The Company intends to allocate approximately 55% of its portfolio to investments in acquiring and developing well-located, primarily Class A apartment properties with strong and stable cash flows, typically located in our demographically attractive target regions with relatively high expectations of rent growth. As appropriate, the Company intends to implement the Advisor’s property enhancement strategy (now referred to as its “Value Creation” strategy) at these properties. This category of investments previously represented 50% of the Company’s target investment allocation.

Value Added Residential Allocation. The Company also intends to allocate approximately 45% of its portfolio to investments in well-located residential properties that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, the Company will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, the Company intends to implement the Advisor’s Value Creation strategy at these properties as well. This category of investments previously represented 30% of the Company’s target investment allocation.

No Real-Estate Related Investments Allocation. The Company no longer intends to invest in real estate-related investments, such as first and second mortgages, subordinated, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, including securities of other REITs and real estate companies. This category of investments previously represented 20% of the Company’s target investment allocation. Excluded from this group are joint venture investments in which the Company exercises some control.

Geographic Focus. Although the Company intends to diversify its portfolio by geographic location, the Company expects to focus on four demographically attractive regions that have growing populations and job growth that correlate with increased rental rates and occupancy. These regions include: Florida/Georgia; Tennessee; North/South Carolina; and Texas. Within these states, the Company will seek to focus on submarkets where its sponsor’s regional partners have established relationships, transaction history, market knowledge and potential access to ‘‘off-market’’ investments, as well as an ability to direct property management and leasing operations efficiently.

Changes in Liquidity Event Policy. The Company intends to pursue a transaction providing liquidity for its stockholders, with a focus on a portfolio sale to an institutional investor or public REIT, one year after the completion of our offering stage. The Company’s previous liquidity event policy was to complete a transaction providing liquidity for stockholders within four to six years from the completion of its offering stage, subject to the provisions of its charter discussed below. The Company will consider its offering stage complete when it is no longer publicly offering equity securities through an offering and has not done so for one year. A liquidity event could include (1) the sale of all or substantially all of the Company’s assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by its board of directors in which the Company’s stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of the Company’s shares on a national securities exchange. The Company cannot predict the exact date by which it will complete a liquidity event, as market conditions and other factors could cause it to delay a liquidity event. The sale of all, or substantially all, of the Company’s assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.

If the Company does not begin the process of listing its shares of common stock on a national securities exchange by the end of six years from the completion of its offering stage, or have not otherwise completed a liquidity event by such date, the Company’s charter requires that it seek stockholder approval of the liquidation of the Company, unless a majority of the board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of the Company’s stockholders. If a majority of the Company’s board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of the Company’s stockholders, its charter requires that a majority of the board of directors, including a majority of independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the Company’s board of directors, including a majority of independent directors, again determined that liquidation would not be in the best interest of the Company’s stockholders. If the Company sought and failed to obtain stockholder approval of the Company’s liquidation, the Company’s charter would not require the Company to list or liquidate, and the Company could continue to operate as before. If the Company sought and obtained stockholder approval of a liquidation, the Company would begin an orderly sale of its properties and other assets.

Even if the Company decides to liquidate, the Company is under no obligation to conclude the liquidation within a set time because the timing of the sale of its assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. After commencing a liquidation, the Company would continue in existence until all properties and other assets are liquidated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	3.1	Articles of Amendment to the Articles of Amendment and Restatement, effective February 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

DATE: March 4, 2013	By:	/s/ Jordan Ruddy
Jordan Ruddy
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Amendment and Restatement, effective February 22, 2013.